Exhibit 99.1

     NetManage Reports Financial Results for Third Quarter 2005;
   Eighth Consecutive Quarter of Operational Profitability and Sixth
                   Consecutive Quarter of Net Income

    CUPERTINO, Calif.--(BUSINESS WIRE)--Oct. 24, 2005--NetManage, Inc. (Nasdaq:NETM), a software company that provides solutions for accessing, Web enabling and integrating enterprise information systems, today reported financial results for the third quarter ended September 30, 2005.
    Net revenues for the third quarter of 2005 were $9.9 million, compared with net revenues of $11.6 million for the third quarter of 2004. Net income for the quarter increased to $1.6 million, or $0.17 per diluted share. This compares with net income of $863,000, or $0.09 per diluted share in the third quarter of 2004.
    For the nine months ended September 30, 2005, net revenues were $32.7 million, compared to net revenues of $34.5 million for the same period of 2004. Net income for the nine months ended September 30, 2005 was $3.1 million or $0.32 per diluted share, which compares to net income of $689,000, or $0.07 per diluted share for the same period of 2004.
    Cash, cash equivalents and short-term and long-term investments were $23.0 million as of September 30, 2005.

    Management Commentary

    "We are pleased to report operational profitability for our eighth consecutive quarter and our sixth consecutive quarter of net income during the seasonally slowest quarter of the year. We continue to introduce and deliver solutions that enable customers to extract more value out of their enterprise information systems within today's heterogeneous IT landscapes. The third quarter was highlighted by continued technology innovation, new OnWeb(R) customer wins, and industry accolades for our new products," said Zvi Alon, chairman, president and CEO of NetManage.

    Customer Wins

    Leading organizations around the world rely on NetManage solutions to integrate and leverage their core business investments. During the quarter, NetManage secured new and renewal business from Radio Shack, U.S. Bancorp, City of Philadelphia, Campbell Soup Company, U.S. Department of Justice, U.S. Senate, California Department of Motor Vehicles, Abbott Laboratories, and BellSouth Communications, among others.

    Recent Operational Highlights

    New partnerships and awards:

    -- NetManage signed a partnership agreement with leading systems integrator, The Communications Group (TCG), who will deliver our advanced business solutions to enterprises in the financial services industry.

    -- Industry software leader Adobe Systems, Inc. has licensed and is integrating the NetManage Librados adapters into Adobe(R) LiveCycle(TM) Workflow for linking business processes with backend systems.

    -- IDG's Computerworld recognized OnWeb Mobile in its first annual Computerworld Horizon Awards. The Horizon Awards acknowledge the industry's most leading-edge technologies.

    -- Industry analyst ZapThink noted that NetManage is well-positioned to help implement service-oriented architecture (SOA) and help build the future generation of composite applications.

    New product releases and product enhancements include:

    -- NetManage OnWeb Mobile enables customers to extend the reach of their existing legacy applications, packaged applications, and databases to a wide variety of mobile devices. Applications for OnWeb Mobile technology are nearly limitless in a world that is moving to wireless and handheld devices at a fast pace.

    -- The NetManage Management Server is both a bundled (OnWeb for Enterprise, OnWeb for iSeries, and OnWeb Starter Kit) and standalone product. The Windows-based server provides: user authentication, application list management, user application management, reporting, and monitored data collection and storage.

    -- The NetManage Librados Data Integration Plug-In is a new Java plug-in that expands Librados JCA Plus Adapters' data integration capabilities. It allows enterprise system functions and data, dynamically exposed in XML, to be mapped to a variety of data formats, including XML, database, flat file and EDI. This pure J2EE standards-based plug-in reduces implementation time for integration projects.

    Conference Call Information

    The Company has scheduled a conference call to discuss the results at 1:30 p.m. PT (4:30 p.m. ET) on Monday, October 24, 2005. The call will be broadcast live via the Investors section on the NetManage Web site, www.netmanage.com/investors or by dialing 719-457-2621 and entering the reservation number 9944086. A playback of the conference call can be accessed beginning October 24, 2005 at 4:30 p.m. PT and is available through 10:00 p.m. PT on October 31, 2005. The playback will be broadcast via the Investors section on the NetManage Web site, www.netmanage.com/investors or by dialing 719-457-0820 and entering the reservation number 9944086. NetManage will furnish this press release to the Securities and Exchange Commission on a Form 8-K and will post this release in the Investors section of its Web site prior to its conference call.

    About NetManage

    NetManage, Inc. (Nasdaq:NETM) a software company that provides solutions for accessing, Web enabling, and integrating enterprise information systems. More than 10,000 customers worldwide, including 480 of the Fortune 500, rely on NetManage for mission critical application integration. For more information, visit www.netmanage.com.

    (C) 2005 NetManage, Inc., its subsidiaries, and its affiliates. All rights reserved.

    NetManage, the NetManage logo, the lizard-in-the-box logo, RUMBA, ONESTEP, ViewNow, SupportNow, Librados, and OnWeb are either trademarks or registered trademarks of NetManage, Inc., its subsidiaries, and affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

    This press release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties, including statements regarding improvement in the Company's competitive position, improvement in financial results and business pipeline, the Company's positioning in its market, and the progress and benefits of the Company's execution on its business plan. The Company's actual results could differ materially from the results discussed in the forward-looking statements. The factors that could cause or contribute to such differences include, among others, that competitive pressures continue to increase, that the markets for the Company's products could grow more slowly than the Company or market analysts believe, that the Company is unable to integrate or take advantage of its acquisitions successfully, or that the Company will not be able to take advantage of growth in the Company's target markets. Additional information on these and other risk factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K, Forms 10-Q, Forms 8-K and other documents filed with the Securities and Exchange Commission.


                            NETMANAGE, INC.
               CONDENSED CONSOLIDATED BALANCE SHEET DATA
                            (In thousands)
                              (Unaudited)

                                            September 30, December 31,
                                                2005          2004
                                            ------------- ------------
                Assets

Cash, cash equivalents and
 short-term investments                          $21,131      $19,789
Accounts receivable, net                           6,639       15,780
Prepaid expenses and other
 current assets                                    1,202        2,608
                                                 --------     --------

   Total current assets                           28,972       38,177

Property and equipment, net                        2,912        3,230
Goodwill                                           3,667        3,667
Other intangibles, net                             1,779        2,376
Long-term investments                              1,895            -
Other long-term assets                                60          384
                                                 --------     --------

     Total assets                                $39,285      $47,834
                                                 ========     ========

        Liabilities and Stockholders' Equity

Current liabilities                              $ 5,572      $10,800
Current deferred revenue                          11,327       17,517
                                                 --------     --------
   Total current liabilities                      16,899       28,317

Long-term deferred revenue                           708        1,757
Other long-term liabilities                          776          786
                                                 --------     --------
   Total long-term liabilities                     1,484        2,543
                                                 --------     --------
     Total liabilities                            18,383       30,860

Stockholders' equity                              20,902       16,974
                                                 --------     --------

     Total liabilities and stockholders'
      equity                                     $39,285      $47,834
                                                 ========     ========


                            NETMANAGE, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)
                              (Unaudited)

                                      Three months      Nine months
                                         ended            ended
                                      September 30,    September 30,
                                      2005    2004     2005     2004
                                    ------- -------- -------- --------

Net revenues:
  License fees                      $3,614  $ 4,813  $12,743  $13,570
  Services                           6,334    6,820   19,992   20,939
                                    ------- -------- -------- --------

Total net revenues                   9,948   11,633   32,735   34,509
                                    ------- -------- -------- --------

Cost of revenues:
  License fees                         237      369      855    1,115
  Services                             798      920    2,444    2,717
  Amortization of intangible assets     70      336      210      923
                                    ------- -------- -------- --------
Total cost of revenues               1,105    1,625    3,509    4,755
                                    ------- -------- -------- --------

Gross margin                         8,843   10,008   29,226   29,754
                                    ------- -------- -------- --------

Operating expenses:
  Research and development           1,658    1,722    5,388    5,247
  Sales and marketing                4,431    5,663   15,350   16,404
  General and administrative         1,994    1,951    6,582    7,011
  Restructuring charge                  29       32      (63)    (106)
  Amortization and impairment of
   intangible assets                   158      150      388      449
                                    ------- -------- -------- --------

Total operating expenses             8,270    9,518   27,645   29,005
                                    ------- -------- -------- --------

Income from operations                 573      490    1,581      749

Interest income and other, net         239       40      501       72
Gain on sale of investments              2        -       35        -
Foreign currency transaction gains
 (losses)                              (94)     293     (269)     (66)
                                    ------- -------- -------- --------

Income before provision for income
 taxes                                 720      823    1,848      755

Provision (benefit) for income
 taxes                                (884)     (40)  (1,259)      66
                                    ------- -------- -------- --------

Net income                          $1,604  $   863  $ 3,107  $   689
                                    ======= ======== ======== ========

Net income per share:
    Basic                           $ 0.17  $  0.10  $  0.33  $  0.08
    Diluted                         $ 0.17  $  0.09  $  0.32  $  0.07

Weighted average common share and
 equivalent:
    Basic                            9,341    8,895    9,288    8,843
    Diluted                          9,598    9,189    9,668    9,395

    CONTACT: The Blueshirt Group
             Alex Wellins, 415-217-7722
             alex@blueshirtgroup.com
             Brinlea Johnson, 415-217-7722
             brinlea@blueshirtgroup.com